EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of North American Technologies Group, Inc. (the “Company”), hereby certifies that, to the best of his knowledge, the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Henry W. Sullivan	Dated: August 13, 2003
Henry W. Sullivan President and Chief Executive Officer

/s/ Kevin C. Maddox	Dated: August 13, 2003
Kevin C. Maddox Chief Financial Officer